EXHIBIT 99.4

AMPAL AMERICAN ISRAEL CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of our acquisition of Gadot Chemical Tankers and Terminals Ltd. (“Gadot”) which closed on December 3, 2007 (the “Transaction”) on our consolidated financial statements. The following unaudited pro forma condensed combined financial statements are based upon the historical condensed consolidated financial statements and notes thereto of Ampal American Israel Corporation (“Ampal”) and Gadot which are included herein.

The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transaction as if it had been completed on September30, 2007. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and for the fiscal year ended December 31, 2006 gives pro forma effect to the Transaction as if it had been completed on January 1, 2006.

The pro forma adjustments are based upon available information and certain assumptions that Ampal believes are reasonable under the circumstances. A final determination of fair values relating to the Transaction may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of Gadot that existed as of the date of the completion of the Transaction. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Ampal with the United States Securities and Exchange Commission and filed by Gadot with the Israel Securities and Exchange Commission.

Ampal-American Israel Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in thousands, except shares and per share data)
As of September 30, 2007

	Ampal	Gadot	Pro-Forma Adjustment	Note	Pro Forma

Cash and cash equivalents	$63,447	$5,776	(30,200)	1	$39,023
Accounts receivable		99,733			99,733
Inventories		27,466			27,466
Deposits receivable	8,782	-			8,782
Investments	282,383	28,843			311,226
Fixed assets, net	-	52,331	29,947	2	82,278
Goodwill	-	17,034	36,498	2	53,532
Intangible assets	-	-	10,234	2	10,234
Other assets	13,760	9,812	-		23,572

	$368,372	$240,995	$46,479		$655,846

Account payable and other liabilities	9,919	69,281	14,369		93,569
Notes & loans payable	40,680	110,088	60,700	1	211,468
Debentures and convertible debt	63,911	15,928	243		80,082

	$114,510	$195,297	75,312		$385,119

Minority interest	$287	406	16,459		$17,152

Equity	$253,575	45,292	(45,292)		$253,575

	$368,372	$240,995	$46,479		$655,846

Ampal-American Israel Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2007
(in thousands, except per share data)

	Ampal	Gadot	Pro-Forma Adjustment	Note	Total

Revenues
Chemical income	$-	$279,140			$279,140
Equity in earning of affiliates	(1,037)	9,180			8,143
Realized gains on investment	227	-			227
Realized & unrealized gain on
marketable securities	(195)				(195)
Interest income	1,694				1,694
Other income	1,956				1,956

Total	2,645	288,320			290,965

Expenses
Chemical expenses	-	255,178	3,784	5	258,962
Loss from impairment of investment	484				484
Interest expenses	7,756	6,156	3,110	5,6	17,022
Translation loss	992				992
Other expenses	8,054	14,813	-		22,867

Total	17,286	276,147	6,894		300,327

Income (loss) before income taxes	(14,641)	12,173	(6,894)		(9,362)
Provision for income taxes	2,964	2,305	(2,413)		2,856

Income (loss) after income taxes	(17,605)	9,868	(4,481)		(12,218)
Minority interest, net	40	120	-		160

Net (loss) income from continued
operation	(17,645)	9,748	(4,481)		(12,378)

Basic and diluted EPS:
Loss from continuing operations	$(0.36)				$(0.36)

Shares used in calculation	49,259				49,259

Ampal-American Israel Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2006
(in thousands, except per share data)

	Ampal (1)	Gadot	Pro-Forma Adjustment	Note	Total

Revenues
Chemical income	-	$218,822			218,822
Real estate income	237				237
Equity in earning of affiliates	1,610	8,240			9,850
Realized gains on investment	5,386				5,386
Realized & unrealized gain on
marketable securities	1,126				1,126
Gain on sale of real estate rental
property	2,186				2,186
Interest income	1,479				1,479
Other income	2,520	144			2,664

Total	14,544	227,206			241,750

Expenses
Chemical Expense		189,781	5,046	5	194,827
Real estate expenses	272				272
Realized loss on investment	1,016				1,016
Interest expenses	4,328	4,614	4,147	5,6	13,089

Translation gain	(1,256)				(1,256)
Other expenses	13,548	16,692	-		30,240

Total	17,908	211,087	9,193		238,188

Income (loss) before income taxes	(3,364)	16,119	(9,193)		3,562
Provision for income taxes	2,585	3,804	(3,218)		3,171

Income (loss) after income taxes	(5,949)	12,315	(5,975)		391
Minority interest, net	(78)	(238)	-		(316)

Net (loss) income from continued
operations	(6,027)	12,077	(5,975)		75

Basic and diluted EPS:
Loss from continuing operations	$(0.35)				$(0.01)

Shares used in calculation	24,109				24,109

1) The pro-forma condensed consolidated statement of operations data for the year ended December 31, 2006 has been restated for the discontinued operations of Am-Hal and is unaudited.

Ampal-American Israel Corporation
Notes to Unaudited Pro Forma Condensed Financial Information

NOTE 1

The consideration of $90.9 million paid to Gadot shareholders was financed by $30.2 million cash and a $60.7 million loan payable to Bank Discount Ltd. The total consideration including $0.4 million of estimated direct transaction fees and expenses is $91.3 million.

NOTE 2

Under the purchase method of accounting, the total consideration of $91.3 million allocated to Gadot’s identifiable tangible and intangible assets and liabilities assumed based on their estimated fair values as of the date of the completion of the Transaction. The purchase price is preliminarily allocated to Gadot’s assets acquired and liabilities assumed, as follows (U.S. dollars in thousands):

$

Book value of Gadot's net assets less minority	28,833
Adjustments to historical net book value:
Fixed assets (note 3)	29,947
Other assets (note 4)	10,234
Debentures	(243)
Deferred tax	(13,978)

Goodwill	$36,498

A final determination of the fair values of the assets acquired and liabilities assumed may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of Gadot that existed as of the date of the completion of the Transaction. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data. Accordingly, the approximate amount of $36.5 million which has been preliminarily allocated to goodwill, may be all reallocated to amortizable intangible or depreciating assets resulting in a depreciation or amortization charge in the statement of operation. For every $1 million increase or decrease, amortization or depreciation expense may increase or decrease by approximately $0.12 million based on lives of assets from 8 to 12 years.

NOTE 3

Represents the estimated adjustment to mark up Fixed asset to Ampal’s portion of the asset’s fair value.

NOTE 4

Represents the estimated adjustment to mark up Customer relationships, Ships leasing and Ships purchasing option.

NOTE 5

Reflects amortization of the fair value of intangible assets acquire, the depreciation of the fixed assets fair value step up and the amortization of additional debt discount/premium. Calculation of pro forma amortization expense is as follows (U.S. dollars in thousands):

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006	Estimated useful life (yrs.)

Fixed assets - include in chemical expenses	2,324	3,098	3-15
Intangible assets - include in chemical expenses	1,460	1,948	4-10
Debentures - include in interest expenses	(37)	(49)	5

	3,747	4,997

NOTE 6

Represents the estimated adjustment to record interest expense, at 6.9125% (LIBOR plus 200 basis points), of approximately $4.2 million in fiscal 2006 and $3.1 million in the nine months of fiscal 2007 based on the long-term debt of $60.7 million expected to be assumed to finance the Transaction.

NOTE 7

The financial statements of Gadot were condensed and reclassified in order for them to conform with Ampal financial statements presentation.

The reconciliation between Gadot’s financial statements as filed with the Israel Stock Exchange and the pro forma condensed financial statements presented in this report is as follows:

Gadot Chemical Tankers and Terminals Ltd
Unaudited Condensed Consolidated Balance Sheet
As of September 30, 2007
(in thousands)

	Israeli GAAP Reclassified(2)	U.S GAAP Adjustment(3)	U.S GAAP Total	U.S GAAP Total(1)
	NIS	NIS	NIS	$

Cash and cash equivalents	45,187	(22,006)	23,181	5,776
Accounts receivable	440,242	(40,015)	400,227	99,733
Inventory	109,973	249	110,222	27,466
Investments	79,800	35,946	115,746	28,843
Fixed assets, net	225,544	(15,538)	210,006	52,331
Goodwill	53,203	15,155	68,358	17,034
Other assets	3,271	36,105	39,376	9,812

	957,220	9,986	967,116	240,995

Accounts payable and other
liabilities	266,469	11,560	278,029	69,281
Notes & loans payable	442,912	(1,129)	441,783	110,088
Debentures and convertible debt	63,116	803	63,919	15,928

	772,497	11,234	783,731	195,297

Minority interest	1,640	(10)	1,630	406

Equity	183,083	(1,328)	181,755	45,292

	957,220	9,896	967,116	240,995

1.	The Gadot amounts included in the condensed combined pro forma statement of operations were translated into U.S. dollars using an exchange rate of 4.013 New Israeli shekels per dollar, which is the representative exchange rates published by the Bank of Israel for September 30, 2007.

2.	The Gadot balance sheet statement as filed with the Israel Stock Exchange was reclassified to conform with Ampal financial statements presentation. The main reclassifications are: 1) suppliers, deferred tax and other liability are presented under the item Account payable and other liabilities; and 2) short term credit is presented under the item Notes & loans payable.

3.	The nature of these adjustments is describe in Note 8 of the interim consolidated unaudited financial statements as of September 30, 2007.

Gadot Chemical Tankers and Terminals Ltd
Unudited Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2007
(in thousands)

	Israeli GAAP Reclassified	U.S GAAP Adjustment(6)	U.S GAAP Total	U.S GAAP Total(4)
	NIS	NIS	NIS	$

Revenues
Chemical income	1,341,700	(188,569)	1,153,131	279,140
Equity in earning of affiliates	-	37,921	37,921	9,180
Other income	131	(131)	-	-

Total	1,341,831	(150,779)	1,191,052	288,320

Expenses
Chemical Expense(5)	1,201,184	(147,042)	1,054,142	255,178
Interest expenses	19,832	5,599	25,431	6,156
Other expenses(5)	64,030	(2,839)	61,191	14,813

Total	1,285,046	(144,282)	1,140,764	276,147

Income before income taxes	56,785	(6,497)	50,288	12,173
Provision for income taxes	13,456	(3,936)	9,520	2,305

Income after income taxes	43,329	(2,561)	40,768	9,868
Minority interest, net	496	-	496	120

Net Income	42,833	(2,561)	40,272	9,748

4.	The Gadot amounts included in the condensed combined pro forma statement of operations were translated into U.S. dollars using an exchange rate of 4.131 New Israeli shekels per dollar, which is the average of the representative exchange rates published by the Bank of Israel for the nine months ended September 30, 2007.

5.	The Gadot income statement as filed with the Israel Stock Exchange was reclassified to conform with Ampal financial statements presentation. The main reclassifications are: 1) cost of revenues is presented under the item Chemical expenses; and 2) selling, marketing, general and administrative expenses are presented under the item Other expenses.

6.	The nature of these adjustments is describe in Note 8 of the interim consolidated unaudited financial statements as of September 30, 2007.

Gadot Chemical Tankers and Terminals Ltd
Audited Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2006
(in thousands)

	Israeli GAAP Reclassified	U.S GAAP Adjustment(9)	U.S GAAP Total	U.S GAAP Total(7)
	NIS	NIS	NIS	$

Revenues
Chemical income	1,156,991	(224,044)	932,947	218,882
Equity in earning of affiliates	(156)	35,287	35,131	8,240
Other income	9,180	(8,564)	616	144

Total	1,166,015	(197,321)	968,694	227,206

Expenses
Chemical Expense(8)	1,003,077	(193,946)	809,131	189,781
Interest expenses	25,096	(5,425)	19,671	4,614
Other expenses(8)	75,302	(4,135)	71,167	16,692

Total	1,103,475	(203,506)	899,969	211,087

Income before income taxes	62,540	6,185	68,725	16,119
Provision for income taxes	16,367	(148)	16,219	3,804

Income after income taxes	46,173	6,333	52,506	12,315
Minority interest, net	(1,013)	-	(1,013)	(238)

Income before change of accounting policy	45,160	6,333	51,493	12,077
Change of accounting policy	1,755	(1,755)	-	-

Net Income	46,915	4,578	51,493	12,077

7.	The Gadot amounts included in the condensed combined pro forma statement of operations were translated into U.S. dollars using an exchange rate of 4.2635 New Israeli shekels per dollar, which is the average of the representative exchange rates published by the Bank of Israel for the year ended December 31, 2006.

8.	The Gadot income statement as filed with the Israel Stock Exchange was reclassified to conform with Ampal financial statements presentation. The main reclassifications are: 1) cost of revenues is presented under the item Chemical expenses; and 2) selling, marketing, general and administrative expenses are presented under the item Other expenses.

9.	The nature of these adjustments is describe in Note 19 of the consolidated financial statements as of December 31, 2006.